Exhibit 99.1

FOR IMMEDIATE RELEASE

Media:    Debbie Mitchell
(614)757-6225
debbie.mitchell@cardinalhealth.com

Investors:    Sally Curley
(614) 757-7115
sally.curley@cardinalhealth.com

CARDINAL HEALTH REPORTS FISCAL 2013 FIRST-QUARTER RESULTS

•	Operating earnings increase 11 percent to $457 million, or 6 percent to $469 million on a non-GAAP basis[1]

•	Diluted earnings per share from continuing operations increase 16 percent to $0.79, or 11 percent to $0.81 on a non-GAAP basis

•	Board of directors approves further 16 percent dividend increase
DUBLIN, Ohio, Oct. 30, 2012 - Cardinal Health today reported fiscal year 2013 first-quarter revenue of $25.9 billion and an 11 percent increase in non-GAAP diluted earnings per share (EPS) from continuing operations to $0.81.
In addition, the company reaffirmed its fiscal 2013 outlook for non-GAAP diluted EPS from continuing operations of $3.35 to $3.50.
“We were pleased to report a solid beginning to our fiscal 2013. As we had expected, revenue was down, as a result of the pharmaceutical industry's wave of brand-to-generic conversions. Our margin expansion continued to be strong, led by our Pharmaceutical segment and fueled by excellent contribution from our generic programs,” said George Barrett, chairman and chief executive officer of Cardinal Health. “Our Medical segment started the year more slowly than we planned, largely due to lighter than expected procedure volumes and some continued operational cleanup of our major systems and process transformation. We continue to target double digit segment profit growth for our Medical segment for fiscal year 2013.
“The just-announced decision to increase the dividend by another 16 percent underscores our commitment to a differentiated dividend. This adds to the 10.5 percent increase realized in July, bringing our anticipated annualized payout ratio to over 30 percent of our fiscal 2013 outlook for non-GAAP EPS. Combined with the $200 million in share repurchases completed year-to-date in fiscal 2013, these actions reinforce our commitment to returning capital to shareholders while driving the underlying growth in the business,” he continued.
Q1 FY13 SUMMARY

	Q1 FY13		Q1 FY12		Y/Y
Revenue	$25.9	billion	$26.8	billion	(3)%
Operating Earnings	$457	million	$412	million	11%
Non-GAAP Operating Earnings	$469	million	$442	million	6%
Earnings from Continuing Operations	$272	million	$237	million	15%
Non-GAAP Earnings from Continuing Operations	$281	million	$256	million	9%
Diluted EPS from Continuing Operations	$0.79		$0.68		16%
Non-GAAP Diluted EPS from Continuing Operations	$0.81		$0.73		11%
SEGMENT RESULTS
Pharmaceutical segment
As expected, revenue for the Pharmaceutical segment declined 4 percent to $23.5 billion, driven primarily by brand-to-generic conversions, partially offset by sales to new customers within pharmaceutical distribution and higher specialty solutions volume. Segment profit increased 10 percent to $400 million, with the growth primarily reflecting contribution from our generics programs.

	Q1 FY13		Q1 FY12		Y/Y
Revenue	$23.5	billion	$24.4	billion	(4)%
Segment Profit	$400	million	$363	million	10%
Medical segment
Revenue for the Medical segment was up 1 percent to $2.4 billion. Last year's acquisition of Futuremed and growth in our preferred products was partially offset by one fewer sales day and lower sales to existing customers due in part to lower-than-expected procedural volume in the hospital market. Segment profit declined 6 percent to $74 million primarily driven by the volume softness and the net impact of the information systems-related issues.

	Q1 FY13		Q1 FY12		Y/Y
Revenue	$2.4	billion	$2.4	billion	1%
Segment Profit	$74	million	$79	million	(6)%

Cardinal Health

ADDITIONAL FIRST-QUARTER AND RECENT HIGHLIGHTS

•	Elected Clayton M. Jones, chairman, president and CEO of Rockwell Collins, to board of directors.

•	Launched evidence-based clinical pathways with Health Alliance Plan and Physician Resource Management to improve quality and curb cancer care costs for patients in Michigan.

•	Launched ambulatory surgery center solution, Manage My ASC, to help surgical center owners and managers improve operational and financial performance.

•	Introduced SecureSeal™ Octyl Topical Skin Adhesive making the company's topical skin adhesive portfolio the most comprehensive in the market.
CONFERENCE CALL
Cardinal Health will host a webcast and conference call today at 8:30 a.m. Eastern time to discuss first-quarter results. To access the call and corresponding slide presentation, go to the Investors page at cardinalhealth.com. The call also can be accessed by dialing 224.357.2209. There is no access code for the call. Presentation slides and an audio replay will be archived on the website after the conclusion of the meeting. The audio replay will also be available until Nov. 30 by dialing 855.859.2056 or 404.537.3406, access code 35940715.
UPCOMING EVENTS

•	Annual Meeting of Shareholders at 8 a.m. local time on Nov. 2 at the company headquarters in Dublin, Ohio

•	Credit Suisse Healthcare Conference at 8:30 a.m. local time on Nov. 14 at the Arizona Biltmore Hotel in Phoenix.
At these events, Cardinal Health will discuss the company’s diverse products and services, company performance and strategies for continued growth. To access more details and live webcasts of these events, go to the Investors page at cardinalhealth.com.
About Cardinal Health
Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $108 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers and physician offices focus on patient care while reducing costs, enhancing efficiency and improving quality. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products to more than 60,000 locations each day. The company is also a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company supports the growing diagnostic industry by supplying medical products to clinical laboratories and operating the nation's largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #21 on the Fortune 500, Cardinal Health employs more than 30,000 people worldwide. More information about the company may be found at cardinalhealth.com and @CardinalHealth on Twitter.

[1]
See the attached tables for definitions of the non-GAAP financial measures presented in this news release and reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, analyst presentations and financial information regarding Cardinal Health is routinely posted and accessible on the Investors page at cardinalhealth.com.
Cautions Concerning Forward-Looking Statements
This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," “likely,” and similar expressions, and include statements reflecting future results or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include competitive pressures in Cardinal Health's various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships, including our relationships with CVS Caremark Corporation and Walgreen Co.; the timing of generic and branded pharmaceutical introductions and the frequency or rate of pharmaceutical price appreciation or deflation; uncertainties due to government health care reform including federal health care reform legislation; changes in the distribution patterns or reimbursement rates for health care products and services; the effects of any investigation or action by any regulatory authority; changes in the cost of commodities such as oil-based resins, cotton, latex and diesel fuel; uncertainties concerning Cardinal Health's ability to achieve the expected benefits of its Medical segment's business transformation project; and with respect to future dividends, the decision by Cardinal Health's board of directors to declare such dividends, which decision will depend on Cardinal Health's surplus, earnings, cash flows, financial condition and prospects at the time any such action is considered. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This news release reflects management's views as of October 30, 2012. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

Schedule 1
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	First Quarter
(in millions, except per Common Share amounts)	2013	2012	% Change
Revenue	$25,889	$26,792	(3)%
Cost of products sold	24,730	25,708	(4)%
Gross margin	1,159	1,084	7%

Operating expenses:
Distribution, selling, general and administrative expenses	690	644	7%
Restructuring and employee severance	5	3	N.M.
Acquisition-related costs	28	27	N.M.
Impairments and loss on disposal of assets	1	1	N.M.
Litigation (recoveries)/charges, net	(22)	(3)	N.M.
Operating earnings	457	412	11%

Other (income)/expense, net	(8)	4	N.M.
Interest expense, net	26	23	11%
Earnings before income taxes and discontinued operations	439	385	14%

Provision for income taxes	167	148	13%
Earnings from continuing operations	272	237	15%

Loss from discontinued operations, net of tax	(1)	—	N.M.
Net earnings	$271	$237	15%

Basic earnings per Common Share:
Continuing operations	$0.80	$0.69	16%
Discontinued operations	—	—	N.M.
Net basic earnings per Common Share	$0.80	$0.69	16%

Diluted earnings per Common Share:
Continuing operations	$0.79	$0.68	16%
Discontinued operations	—	—	N.M.
Net diluted earnings per Common Share	$0.79	$0.68	16%

Weighted-average number of Common Shares outstanding:
Basic	341	345
Diluted	344	349

Schedule 2
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(in millions)	September 30, 2012	June 30, 2012
	(Unaudited)
Assets
Current assets:
Cash and equivalents	$2,440	$2,274
Trade receivables, net	6,449	6,355
Inventories	8,105	7,864
Prepaid expenses and other	1,013	1,017
Total current assets	18,007	17,510

Property and equipment, net	1,511	1,551
Goodwill and other intangibles, net	4,441	4,392
Other assets	861	807
Total assets	$24,820	$24,260

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$12,215	$11,726
Current portion of long-term obligations and other short-term borrowings	471	476
Other accrued liabilities	1,983	1,972
Total current liabilities	14,669	14,174

Long-term obligations, less current portion	2,408	2,418
Deferred income taxes and other liabilities	1,462	1,424
Total shareholders’ equity	6,281	6,244
Total liabilities and shareholders’ equity	$24,820	$24,260

Schedule 3
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	First Quarter
(in millions)	2013	2012
Cash flows from operating activities:
Net earnings	$271	$237
Loss from discontinued operations, net of tax	1	—
Earnings from continuing operations	272	237

Adjustments to reconcile earnings from continuing operations to net cash from operations:
Depreciation and amortization	88	78
Impairments and loss on disposal of assets	1	1
Share-based compensation	24	20
Provision for bad debts	1	1
Change in operating assets and liabilities, net of effects from acquisitions:
Increase in trade receivables	(71)	(69)
Increase in inventories	(207)	(161)
Increase in accounts payable	464	410
Other accrued liabilities and operating items, net	(4)	(13)
Net cash provided by operating activities	568	504

Cash flows from investing activities:
Acquisition of subsidiaries, net of cash acquired	(100)	(7)
Additions to property and equipment	(26)	(45)
Proceeds from maturities of held-to-maturity securities	23	10
Net cash used in investing activities	(103)	(42)

Cash flows from financing activities:
Net change in short-term borrowings	(10)	(5)
Reduction of long-term obligations	(4)	—
Proceeds from issuance of Common Shares	21	18
Tax disbursements from share-based compensation	(22)	(17)
Dividends on Common Shares	(84)	(77)
Purchase of treasury shares	(200)	(300)
Net cash used in financing activities	(299)	(381)

Net increase in cash and equivalents	166	81
Cash and equivalents at beginning of period	2,274	1,930
Cash and equivalents at end of period	$2,440	$2,011

Schedule 4
Cardinal Health, Inc. and Subsidiaries
Total Company Business Analysis

			Non-GAAP
	First Quarter		First Quarter
(in millions)	2013	2012	2013	2012
Revenue
Amount	$25,889	$26,792
Growth rate	(3)%	10%

Operating earnings
Amount	$457	$412	$469	$442
Growth rate	11%	13%	6%	16%

Earnings from continuing operations
Amount	$272	$237	$281	$256
Growth rate	15%	(19)%	9%	11%
Refer to the GAAP/Non-GAAP reconciliation for definitions and calculations supporting the Non-GAAP balances.

Schedule 5
Cardinal Health, Inc. and Subsidiaries
Segment Business Analysis

	First Quarter			First Quarter
(in millions)	2013	2012	(in millions)	2013	2012
Pharmaceutical			Medical

Revenue			Revenue
Amount	$23,498	$24,418	Amount	$2,393	$2,380
Growth rate	(4)%	10%	Growth rate	1%	10%
Mix	91%	91%	Mix	9%	9%

Segment profit			Segment profit
Amount	$400	$363	Amount	$74	$79
Growth rate	10%	19%	Growth rate	(6)%	(5)%
Mix	84%	82%	Mix	16%	18%
Segment profit margin	1.70%	1.49%	Segment profit margin	3.11%	3.32%
Refer to definitions for an explanation of calculations.
Total consolidated revenue for the three months ended September 30, 2012 was $25,889 million, which included total segment revenue of $25,891 million and Corporate revenue of $(2) million. Total consolidated revenue for the three months ended September 30, 2011 was $26,792 million, which included total segment revenue of $26,798 million and Corporate revenue of $(6) million. Corporate revenue consists primarily of elimination of inter-segment revenue.
Total consolidated operating earnings for the three months ended September 30, 2012 were $457 million, which included total segment profit of $474 million and Corporate costs of $(17) million. Total consolidated operating earnings for the three months ended September 30, 2011 were $412 million, which included total segment profit of $442 million and Corporate costs of $(30) million. Corporate includes, among other things, restructuring and employee severance, acquisition-related costs, impairments and loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 6
Cardinal Health, Inc. and Subsidiaries
Schedule of Notable Items

	First Quarter
(in millions, except per Common Share amounts)	2013	2012
Restructuring and employee severance	$(5)	$(3)
Tax benefit	2	1
Restructuring and employee severance, net of tax	$(3)	$(2)

Decrease to diluted EPS from continuing operations	$(0.01)	$(0.01)

Acquisition-Related Costs
Amortization of acquisition-related intangible assets	$(21)	$(19)
Tax benefit	8	6
Amortization of acquisition-related intangible assets, net of tax	$(13)	$(13)

Decrease to diluted EPS from continuing operations	$(0.04)	$(0.04)

Other acquisition-related costs	$(7)	$(9)
Tax benefit	2	3
Other acquisition-related costs, net of tax	$(5)	$(6)

Decrease to diluted EPS from continuing operations	$(0.01)	$(0.02)

Total acquisition-related costs[1]	$(28)	$(27)
Tax benefit	10	9
Total acquisition-related costs, net of tax[1]	$(18)	$(18)

Decrease to diluted EPS from continuing operations[1]	$(0.05)	$(0.05)

Impairments and loss on disposal of assets	$(1)	$(1)
Tax benefit	—	—
Impairments and loss on disposal of assets, net of tax	$(1)	$(1)

Decrease to diluted EPS from continuing operations	$—	$—

Litigation recoveries/(charges), net	$22	$3
Tax expense	(9)	(1)
Litigation recoveries/(charges), net, net of tax	$13	$2

Increase to diluted EPS from continuing operations	$0.04	$0.01

Other Spin-Off Costs	$—	$(1)
Tax benefit	—	1
Other Spin-Off Costs, net of tax	$—	$—

Decrease to diluted EPS from continuing operations	$—	$—

Weighted-average number of diluted shares outstanding	344	349

[1]	The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 7
Cardinal Health, Inc. and Subsidiaries
Asset Management Analysis

	First Quarter
	2013	2012
Days sales outstanding[1]	22.4	20.9
Days inventory on hand	25.4	23.0
Days payable outstanding	38.3	36.1
Net working capital days[2]	9.5	7.9

Debt to total capital	31%	31%
Net debt to capital	7%	8%

Return on equity	17.3%	16.4%
Non-GAAP return on equity	17.9%	17.7%

Effective tax rate from continuing operations	38.1%	38.4%
Non-GAAP effective tax rate from continuing operations	37.8%	38.1%

[1]	We changed our method of calculating days sales outstanding and have revised prior year information to conform.

[2]	The sum of the components may not equal the total due to rounding.
Refer to the GAAP/Non-GAAP reconciliation for definitions and calculations supporting the Non-GAAP balances. Refer to DSO, DIOH and DPO for definitions and calculations.

Schedule 8
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	First Quarter 2013
		Operating	Earnings Before	Provision	Earnings	Earnings from	Diluted EPS	Diluted EPS
		Earnings	Income Taxes	for	from	Continuing	from	from Continuing
	Operating	Growth	and Discontinued	Income	Continuing	Operations	Continuing	Operations
(in millions, except per Common Share amounts)	Earnings	Rate	Operations	Taxes	Operations	Growth Rate	Operations	Growth Rate
GAAP	$457	11%	$439	$167	$272	15%	$0.79	16%
Restructuring and employee severance	5		5	2	3		0.01
Acquisition-related costs	28		28	10	18		0.05
Impairments and loss on disposal of assets	1		1	—	1		—
Litigation (recoveries)/charges, net	(22)		(22)	(9)	(13)		(0.04)
Other Spin-Off Costs	—		—	—	—		—
Non-GAAP	$469	6%	$451	$170	$281	9%	$0.81	11%

	First Quarter 2012
GAAP	$412	13%	$385	$148	$237	(19)%	$0.68	(19)%
Restructuring and employee severance	3		3	1	2		0.01
Acquisition-related costs	27		27	9	18		0.05
Impairments and loss on disposal of assets	1		1	—	1		—
Litigation (recoveries)/charges, net	(3)		(3)	(1)	(2)		(0.01)
Other Spin-Off Costs	1		1	1	—		—
Non-GAAP	$442	16%	$414	$158	$256	11%	$0.73	11%
The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 9
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	First Quarter
(in millions)	2013		2012
GAAP return on equity	17.3%		16.4%

Non-GAAP return on equity
Net earnings	$271		$237
Restructuring and employee severance, net of tax, in continuing operations	3		2
Acquisition-related costs, net of tax, in continuing operations	18		18
Impairments and loss on disposal of assets, net of tax, in continuing operations	1		1
Litigation (recoveries)/charges, net, net of tax, in continuing operations	(13)		(2)
Other Spin-Off Costs, net of tax, in continuing operations	—		—
Adjusted net earnings	$280		$256
Annualized	$1,120		$1,024

	First	Fourth	First	Fourth
	Quarter	Quarter	Quarter	Quarter
	2013	2012	2012	2011
Total shareholders' equity	$6,281	$6,244	$5,714	$5,849
Divided by average shareholders' equity	$6,263		$5,781
Non-GAAP return on equity	17.9%		17.7%
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 10
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	First Quarter
(in millions)	2013	2012
GAAP effective tax rate from continuing operations	38.1%	38.4%

Non-GAAP effective tax rate from continuing operations
Earnings before income taxes and discontinued operations	$439	$385
Restructuring and employee severance	5	3
Acquisition-related costs	28	27
Impairments and loss on disposal of assets	1	1
Litigation (recoveries)/charges, net	(22)	(3)
Other Spin-Off Costs	—	1
Adjusted earnings before income taxes and discontinued operations	$451	$414

Provision for income taxes	$167	$148
Restructuring and employee severance tax benefit	2	1
Acquisition-related costs tax benefit	10	9
Impairments and loss on disposal of assets tax benefit	—	—
Litigation (recoveries)/charges, net tax expense	(9)	(1)
Other Spin-Off Costs tax benefit	—	1
Adjusted provision for income taxes	$170	$158

Non-GAAP effective tax rate from continuing operations	37.8%	38.1%

	First Quarter
	2013	2012
Debt to total capital	31%	31%

Net debt to capital
Current portion of long-term obligations and other short-term borrowings	$471	$333
Long-term obligations, less current portion	2,408	2,195
Debt	$2,879	$2,528
Cash and equivalents	(2,440)	(2,011)
Net debt	$439	$517
Total shareholders' equity	6,281	5,714
Capital	$6,720	$6,231
Net debt to capital	7%	8%
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.
Forward-Looking Non-GAAP Financial Measures
We present non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. We are unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because we cannot reliably forecast restructuring and employee severance, acquisition-related costs, impairments and loss on disposal of assets, litigation (recoveries)/charges, net, and other spin-off costs, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact our future financial results.

Schedule 11
Cardinal Health, Inc. and Subsidiaries

	First Quarter
(in millions)	2013	2012
Days sales outstanding	22.4	20.9

Days inventory on hand
Inventories	$8,105	$7,497

Cost of products sold	$24,730	$25,708
Chargeback billings	3,976	3,610
Adjusted cost of products sold	$28,706	$29,318
Adjusted cost of products sold divided by 90 days	$319	$326
Days inventory on hand	25.4	23.0

Days payable outstanding
Accounts payable	$12,215	$11,749

Cost of products sold	$24,730	$25,708
Chargeback billings	3,976	3,610
Adjusted cost of products sold	$28,706	$29,318
Adjusted cost of products sold divided by 90 days	$319	$326
Days payable outstanding	38.3	36.1

Net working capital days[1]	9.5	7.9

[1]	The sum of the components may not equal the total due to rounding.
Days Sales Outstanding (DSO): trade receivables, net divided by (quarterly revenue divided by 90 days). Beginning in the first quarter of fiscal 2013, we changed our method of calculating DSO in order to align it with the 90-day convention that we use in the calculation of Days Inventory on Hand and Days Payable Outstanding. Prior to this change we calculated DSO by dividing trade receivable, net by (monthly revenue divided by 30 days). In connection with this change, we have revised prior year information to conform to the new method of calculating DSO.
Days Inventory on Hand: inventory divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days). Chargeback billings are the difference between a product’s wholesale acquisition cost and the contract price established between pharmaceutical manufacturers and the end customer.
Days Payable Outstanding: accounts payable divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days).
Net Working Capital Days: days sales outstanding plus days inventory on hand less days payable outstanding. To conform to the new method of calculating DSO, we have revised prior year information.

Cardinal Health, Inc. and Subsidiaries

Use of Non-GAAP Measures
This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the measures exclude items and charges that (i) management does not believe reflect Cardinal Health, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.
Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.
Definitions
Debt: long-term obligations plus short-term borrowings.
Debt to Total Capital: debt divided by (debt plus total shareholders’ equity).
Net Debt: a Non-GAAP measure defined as debt minus (cash and equivalents).
Net Debt to Capital: a Non-GAAP measure defined as net debt divided by (net debt plus total shareholders’ equity).
Non-GAAP Diluted EPS from Continuing Operations and growth rate calculation1: non-GAAP earnings from continuing operations divided by diluted weighted-average shares outstanding.
Non-GAAP Earnings from Continuing Operations and growth rate calculation: earnings from continuing operations excluding (1) restructuring and employee severance2, (2) acquisition-related costs3, (3) impairments and loss on disposal of assets4, (4) litigation (recoveries)/charges, net5 and (5) Other Spin-Off Costs, each net of tax.
Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on disposal of assets, (4) litigation (recoveries)/charges, net and (5) Other Spin-Off Costs) divided by (earnings before income taxes and discontinued operations adjusted for the same five items).
Non-GAAP Operating Earnings and growth rate calculation: operating earnings excluding (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on disposal of assets, (4) litigation (recoveries)/charges, net and (5) Other Spin-Off Costs.
Non-GAAP Return on Equity: (annualized net earnings excluding (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on disposal of assets, (4) litigation (recoveries)/charges, net and (5) Other Spin-Off Costs, each net of tax) and divided by average shareholders’ equity.
Other Spin-Off Costs: costs incurred in connection with our Spin-Off of CareFusion which are included in distribution, selling, general and administrative expenses.
Return on Equity: annualized net earnings divided by average shareholders’ equity.
Revenue Mix: segment revenue divided by total segment revenue for all segments.
Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses).
Segment Profit Margin: segment profit divided by segment revenue.
Segment Profit Mix: segment profit divided by total segment profit for all segments.

[1]	In this earnings release growth rates are determined by dividing the difference between current period results and prior period results by prior period results.

[2]
Programs whereby the Company fundamentally changes its operations such as closing and consolidating facilities, moving manufacturing of a product to another location, production or business process sourcing, employee severance (including rationalizing headcount or other significant changes in personnel) and realigning operations (including substantial realignment of the management structure of a business unit in response to changing market conditions).

[3]	Costs that consist primarily of transaction costs, integration costs, changes in the fair value of contingent consideration obligations and amortization of acquisition-related intangible assets.

[4]
Asset impairments and losses from the disposal of assets not eligible to be classified as discontinued operations are classified within impairments and loss on disposal of assets within the condensed consolidated statements of earnings.

[5]	Loss contingencies related to litigation and regulatory matters and income from favorable resolution of legal matters.